Exhibit 31.2

CERTIFICATION

I, Jevan Anderson, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Finjan Holdings, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 29, 2020	By:	/s/ Jevan Anderson
Jevan Anderson
Chief Financial Officer and Treasurer